UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K
_____________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

May 1, 2014
Date of Report (Date of earliest event reported)

KONARED CORPORATION
(Exact name of small business issuer as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	333-176429 (Commission File Number)	99-0366971 (IRS Employer Identification Number)

2829 Ala Kalanikaumaka St., Suite F-133, Koloa, HI 96756
(Address of principal executive offices) (Zip Code)

Phone: (808) 212-1553
 (Registrant’s telephone number)

N/A
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 – Registrant's Business and Operations

Item 1.01 – Entry into a Material Definitive Agreement

On May 1, 2014, KonaRed Corporation (the “Company” or "KonaRed") engaged Mr. Michael Halsey, age 45, as its new Vice President and Chief Operating Officer. Mr. Halsey will be responsible for overseeing, developing, and managing the strategic direction for the day-to-day operations of KonaRed.

From November, 2006 to April, 2014, Mr. Halsey held the position of Global Retail Supply Chain/OMNI Channel Director for Best Buy's Western Division. In this position, Mr. Halsey was responsible for the Operational efficiency, inventory management and assortment performance for locations throughout the mid-west, west coast and Hawaii.

Between January, 2000 to November, 2006 Mr. Halsey also held positions with Best Buy as a District Manager. From January, 1997 to January, 2000, Mr. Halsey was employed by Target Stores as a Regional Operations Consultant for California, Arizona, and Nevada; and from February, 1993 to January, 2000, he held the position of General Manager for three different Target stores in two cities.

Mr. Halsey's contract has a term of one year and eight months and commenced on May 1, 2014 with an initial expiry date of December 31, 2015, which can be extended at the option of the parties. The contract provides for compensation of $145,000 per year, plus benefits, and the potential to receive a bonus of 35% of annual salary based on tiered performance structure. This structure is based on the Company achieving certain sales and performance targets, and would be payable at the discretion of the Board as follows: (i) 100% of bonus may be paid upon reaching 100% of targets; (ii) 90% of bonus may be paid upon reaching 90% of targets; (iii) 80% of bonus may be paid upon reaching 80% of targets; and (iv) 70% of bonus may be paid upon reaching 70% of targets. No bonus will be paid if less than 70% of performance targets were reached. This bonus may be taken either in the form of issuance of restricted common shares of the Company, or at the option of Mr. Halsey, taken in cash based on a payout ratio of 72% of the restricted shares equivalent bonus. If the Company terminates Mr. Halsey's employment without cause, Mr. Halsey will be entitled to payment of six month's salary as severance. The contract also provides for a signing bonus of 25,000 shares of restricted Common Stock of the Company to be issued to Mr. Halsey immediately.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 – Financial Statements and Exhibits

10.1           - Employment Agreement with Michael Halsey
99.1           - Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KONARED CORPORATION

/s/ Shaun Roberts
Shaun Roberts
President and CEO
May 7, 2014